Exhibit 99.1

Contact: Marc Cannon (954) 769-3146 cannonm@autonation.com Robert Quartaro (954) 769-7342 quartaror@autonation.com

AutoNation Reports Record First Quarter EPS

•	EPS from continuing operations was $1.01, a record for first quarter results and up 4% compared to first quarter 2017 EPS from continuing operations of $0.97

•	Total revenue of $5.3 billion increased by 2% compared to the year-ago period. Same store revenue of $5.2 billion increased by 3% compared to the year-ago period

•
Same store used vehicle gross profit was $82 million, up 9% compared to the year-ago period. Same store Customer Financial Services gross profit was $238 million, up 10% compared to the year-ago period.

FORT LAUDERDALE, Fla., (May 1, 2018) — AutoNation, Inc. (NYSE: AN), America’s largest automotive retailer, today reported first quarter 2018 net income from continuing operations of $93 million, or $1.01 per share. First quarter 2017 net income from continuing operations totaled $98 million, or $0.97 per share.
First quarter 2018 total revenue of $5.3 billion increased by 2% compared to the year-ago period. Same store gross profit of $825 million increased by 3% compared to the year-ago period, driven by increases in used vehicle gross profit of 9%, Customer Financial Services gross profit of 10%, and Customer Care gross profit of 5%. Same store Customer Financial Services gross profit per vehicle retailed was an all-time record $1,779.

Brand Extension Update
AutoNation continues to move forward with its comprehensive brand extension strategy. Since January 1, 2018, the Company has opened its fourth AutoNation Auto Auction, located in Atlanta, GA, as well as its fourth and fifth AutoNation USA stores, located in Katy, TX and Las Vegas, NV, respectively. AutoNation now owns and operates over 325 locations from coast to coast.
Share Repurchase
AutoNation today announced that its Board of Directors has authorized the repurchase of up to an additional $250 million of AutoNation’s common stock. AutoNation has approximately $314 million total Board authorization remaining for share repurchases with the increased authorization and approximately 91 million shares outstanding as of April 27, 2018. During the first quarter of 2018, AutoNation repurchased approximately 550,000 shares of common stock for an aggregate purchase price of $27 million.

New Franchise Add-Points
AutoNation today announced the award of four Jaguar Land Rover add-points, representing eight Premium Luxury franchises, located in Florida, California, Texas, and Maryland. The combined anticipated annual revenues of these four locations are approximately $400 million once all are fully operational. These add-points are expected to open between 2020 and 2022.

Segment Results
Segment results(1) for the first quarter 2018 were as follows:
First Quarter 2018 Segment Results

•	Domestic – Domestic segment income(2) was $60 million compared to year-ago segment income of $61 million, a decrease of 2%.

•	Import – Import segment income(2) was $73 million compared to year-ago segment income of $72 million, an increase of 2%.

•	Premium Luxury – Premium Luxury segment income(2) was $88 million compared to year-ago segment income of $81 million, an increase of 9%.
The first quarter conference call may be accessed by telephone at (888) 769-8515 (password: AutoNation) at 11:00 a.m. Eastern Time today or on AutoNation’s investor relations website at http://investors.autonation.com.
The webcast will also be available on AutoNation’s website under “Events & Presentations” following the call. A playback of the conference call will be available after 1:00 p.m. Eastern Time on May 1, 2018, through May 22, 2018, by calling (888) 568-0336 (passcode 2871).

(1)
AutoNation has three reportable segments: Domestic, Import, and Premium Luxury. The Domestic segment is comprised of stores that sell vehicles manufactured by General Motors, Ford, and FCA US; the Import segment is comprised of stores that sell vehicles manufactured primarily by Toyota, Honda, Nissan, and Hyundai; and the Premium Luxury segment is comprised of stores that sell vehicles manufactured primarily by Mercedes-Benz, BMW, Lexus, and Audi.

(2)	Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.
About AutoNation, Inc.
AutoNation, America’s largest automotive retailer, through its bold leadership, innovation and its comprehensive brand extensions, is transforming the automotive industry. As of March 31, 2018, AutoNation owned and operated over 325 locations from coast to coast. AutoNation has sold over 11 million vehicles, the first automotive retailer to reach this milestone. AutoNation’s success is driven by a commitment to delivering a peerless experience through customer-focused sales and service processes. Through its Drive Pink initiative, AutoNation is committed to drive out cancer, create awareness and support critical research. AutoNation continues to be a proud supporter of the Breast Cancer Research Foundation and other cancer-related charities.
Please visit investors.autonation.com, www.autonation.com, www.autonationdrive.com, www.twitter.com/autonation, www.twitter.com/CEOMikeJackson, www.facebook.com/autonation, and www.facebook.com/CEOMikeJackson, where AutoNation discloses additional information about the Company, its business, and its results of operations.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “goals,” “plans,” “believes,” “continues,” “may,” “will,” “could,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our strategic initiatives, including our brand extension strategies, and expectations for future results and the future performance of our franchises (including with respect to sales of used vehicles and parts and accessories) and the automotive retail industry, as well as other statements that describe our objectives, goals, or plans are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties and other factors that are difficult to predict and may cause our actual results, performance or achievements to be materially different from any future results, performance and achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: economic conditions, including conditions in the credit markets and changes in interest rates; new and used vehicle margins; the success and financial viability and the incentive and marketing programs of vehicle manufacturers and distributors with which we hold franchises; our ability to successfully implement, and customer adoption of, our brand extension strategies; our ability to identify, acquire, and build out suitable locations in a timely manner; our ability to maintain and enhance our retail brands and reputation and to attract consumers to our own digital channels; our ability to integrate successfully acquired and awarded franchises and to attain planned sales volumes within our expected time frames; restrictions imposed by vehicle manufacturers and our ability to obtain manufacturer approval for acquisitions; natural disasters and other adverse weather events; the resolution of legal and administrative proceedings; regulatory factors affecting our business, including fuel economy requirements; the announcement of safety recalls; factors affecting our goodwill and other intangible asset impairment testing; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

AUTONATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	Three Months Ended March 31,
	2018	2017
Revenue:
New vehicle	$2,802.3	$2,796.2
Used vehicle	1,330.5	1,240.9
Parts and service	858.5	845.1
Finance and insurance, net	240.8	221.6
Other	27.8	35.6
Total revenue	5,259.9	5,139.4
Cost of sales:
New vehicle	2,672.6	2,651.9
Used vehicle	1,244.7	1,163.9
Parts and service	473.0	474.1
Other	27.3	29.7
Total cost of sales	4,417.6	4,319.6
Gross profit	842.3	819.8
Selling, general, and administrative expenses	626.8	595.3
Depreciation and amortization	40.0	37.3
Other income, net	(10.3)	(19.5)
Operating income	185.8	206.7
Non-operating income (expense) items:
Floorplan interest expense	(28.3)	(21.5)
Other interest expense	(32.3)	(28.8)
Interest income	0.2	0.4
Other income, net	0.8	3.0
Income from continuing operations before income taxes	126.2	159.8
Income tax provision	32.9	61.6
Net income from continuing operations	93.3	98.2
Income (loss) from discontinued operations, net of income taxes	0.4	(0.1)
Net income	$93.7	$98.1
Diluted earnings (loss) per share*:
Continuing operations	$1.01	$0.97
Discontinued operations	$—	$—
Net income	$1.01	$0.97
Weighted average common shares outstanding	92.7	101.6
Common shares outstanding, net of treasury stock, at period end	91.3	101.3

* Earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended March 31,
	2018	2017	$ Variance	% Variance
Revenue:
New vehicle	$2,802.3	$2,796.2	$6.1	0.2
Retail used vehicle	1,237.1	1,156.1	81.0	7.0
Wholesale	93.4	84.8	8.6	10.1
Used vehicle	1,330.5	1,240.9	89.6	7.2
Finance and insurance, net	240.8	221.6	19.2	8.7
Total variable operations	4,373.6	4,258.7	114.9	2.7
Parts and service	858.5	845.1	13.4	1.6
Other	27.8	35.6	(7.8)
Total revenue	$5,259.9	$5,139.4	$120.5	2.3
Gross profit:
New vehicle	$129.7	$144.3	$(14.6)	(10.1)
Retail used vehicle	82.0	74.9	7.1	9.5
Wholesale	3.8	2.1	1.7
Used vehicle	85.8	77.0	8.8	11.4
Finance and insurance	240.8	221.6	19.2	8.7
Total variable operations	456.3	442.9	13.4	3.0
Parts and service	385.5	371.0	14.5	3.9
Other	0.5	5.9	(5.4)
Total gross profit	842.3	819.8	22.5	2.7
Selling, general, and administrative expenses	626.8	595.3	(31.5)	(5.3)
Depreciation and amortization	40.0	37.3	(2.7)
Other income, net	(10.3)	(19.5)	(9.2)
Operating income	185.8	206.7	(20.9)	(10.1)
Non-operating income (expense) items:
Floorplan interest expense	(28.3)	(21.5)	(6.8)
Other interest expense	(32.3)	(28.8)	(3.5)
Interest income	0.2	0.4	(0.2)
Other income, net	0.8	3.0	(2.2)
Income from continuing operations before income taxes	$126.2	$159.8	$(33.6)	(21.0)
Retail vehicle unit sales:
New	74,178	75,798	(1,620)	(2.1)
Used	62,210	60,608	1,602	2.6
	136,388	136,406	(18)	—
Revenue per vehicle retailed:
New	$37,778	$36,890	$888	2.4
Used	$19,886	$19,075	$811	4.3
Gross profit per vehicle retailed:
New	$1,748	$1,904	$(156)	(8.2)
Used	$1,318	$1,236	$82	6.6
Finance and insurance	$1,766	$1,625	$141	8.7
Total variable operations(1)	$3,318	$3,232	$86	2.7

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended March 31,
	2018 (%)	2017 (%)
Revenue mix percentages:
New vehicle	53.3	54.4
Used vehicle	25.3	24.1
Parts and service	16.3	16.4
Finance and insurance, net	4.6	4.3
Other	0.5	0.8
	100.0	100.0
Gross profit mix percentages:
New vehicle	15.4	17.6
Used vehicle	10.2	9.4
Parts and service	45.8	45.3
Finance and insurance	28.6	27.0
Other	—	0.7
	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	4.6	5.2
Used vehicle - retail	6.6	6.5
Parts and service	44.9	43.9
Total	16.0	16.0
Selling, general, and administrative expenses	11.9	11.6
Operating income	3.5	4.0
Operating items as a percentage of total gross profit:
Selling, general, and administrative expenses	74.4	72.6
Operating income	22.1	25.2

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions)

Segment Operating Highlights	Three Months Ended March 31,
	2018	2017	$ Variance	% Variance
Revenue:
Domestic	$1,773.7	$1,800.8	$(27.1)	(1.5)
Import	1,652.6	1,631.7	20.9	1.3
Premium luxury	1,717.8	1,616.6	101.2	6.3
Total	5,144.1	5,049.1	95.0	1.9
Corporate and other	115.8	90.3	25.5	28.2
Total consolidated revenue	$5,259.9	$5,139.4	$120.5	2.3

Segment income*:
Domestic	$60.3	$61.4	$(1.1)	(1.8)
Import	72.8	71.7	1.1	1.5
Premium luxury	87.7	80.5	7.2	8.9
Total	220.8	213.6	7.2	3.4
Corporate and other	(63.3)	(28.4)	(34.9)
Add: Floorplan interest expense	28.3	21.5	6.8
Operating income	$185.8	$206.7	$(20.9)	(10.1)

* Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.

Retail new vehicle unit sales:
Domestic	24,605	26,259	(1,654)	(6.3)
Import	33,950	34,315	(365)	(1.1)
Premium luxury	15,623	15,224	399	2.6
	74,178	75,798	(1,620)	(2.1)

Brand Mix - Retail New Vehicle Units Sold	Three Months Ended
	March 31,
	2018 (%)	2017 (%)
Domestic:
Ford, Lincoln	12.3	13.9
Chevrolet, Buick, Cadillac, GMC	11.5	10.8
Chrysler, Dodge, Jeep, Ram	9.4	9.9
Domestic total	33.2	34.6
Import:
Toyota	19.2	18.0
Honda	13.4	13.0
Nissan	5.9	7.3
Other Import	7.2	7.0
Import total	45.7	45.3
Premium Luxury:
Mercedes-Benz	8.4	8.1
BMW	4.6	4.7
Lexus	2.3	2.5
Audi	2.3	2.2
Other Premium Luxury (Land Rover, Porsche)	3.5	2.6
Premium Luxury total	21.1	20.1
	100.0	100.0

 AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions)

Capital Expenditures / Stock Repurchases	Three Months Ended March 31,
	2018	2017
Capital expenditures (1)	$79.4	$86.8
Cash paid for acquisitions, net of cash acquired (2)	$1.9	$5.8
Proceeds from exercises of stock options	$13.3	$21.5
Stock repurchases:
Aggregate purchase price	$26.6	$—
Shares repurchased (in millions)	0.5	—

Floorplan Assistance and Expense	Three Months Ended March 31,
	2018	2017	Variance
Floorplan assistance earned (included in cost of sales)	$28.5	$28.3	$0.2
New vehicle floorplan interest expense	(26.2)	(20.2)	(6.0)
Net new vehicle inventory carrying benefit	$2.3	$8.1	$(5.8)

Balance Sheet and Other Highlights	March 31, 2018	December 31, 2017	March 31, 2017
Cash and cash equivalents	$57.5	$69.2	$56.3
Inventory	$3,529.3	$3,365.6	$3,692.6
Total floorplan notes payable	$3,739.2	$3,806.9	$3,868.5
Non-vehicle debt	$2,643.5	$2,703.7	$2,546.2
Equity	$2,471.9	$2,369.3	$2,434.2

New days supply (industry standard of selling days)	69 days	53 days	71 days
Used days supply (trailing calendar month days)	31 days	43 days	37 days

Key Credit Agreement Covenant Compliance Calculations (3)
Leverage ratio		2.81x
Covenant	less than or equal to	4.25x

Capitalization ratio		61.3%
Covenant	less than or equal to	70.0%

(1) Includes accrued construction in progress and excludes property associated with capital leases entered into during the period.
(2) Excludes capital leases and deferred purchase price commitments.
(3)Calculated in accordance with our credit agreement as filed with the SEC.

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended March 31,
	2018	2017	$ Variance	% Variance
Revenue:
New vehicle	$2,757.4	$2,718.3	$39.1	1.4
Retail used vehicle	1,200.6	1,116.7	83.9	7.5
Wholesale	88.4	81.9	6.5	7.9
Used vehicle	1,289.0	1,198.6	90.4	7.5
Finance and insurance, net	237.6	216.8	20.8	9.6
Total variable operations	4,284.0	4,133.7	150.3	3.6
Parts and service	841.5	823.3	18.2	2.2
Other	27.8	35.5	(7.7)
Total revenue	$5,153.3	$4,992.5	$160.8	3.2

Gross profit:
New vehicle	$127.4	$141.2	$(13.8)	(9.8)
Retail used vehicle	80.7	72.5	8.2	11.3
Wholesale	0.8	2.0	(1.2)
Used vehicle	81.5	74.5	7.0	9.4
Finance and insurance	237.6	216.8	20.8	9.6
Total variable operations	446.5	432.5	14.0	3.2
Parts and service	377.7	361.2	16.5	4.6
Other	0.5	5.8	(5.3)
Total gross profit	$824.7	$799.5	$25.2	3.2

Retail vehicle unit sales:
New	73,275	73,538	(263)	(0.4)
Used	60,270	58,233	2,037	3.5
	133,545	131,771	1,774	1.3

Revenue per vehicle retailed:
New	$37,631	$36,965	$666	1.8
Used	$19,920	$19,176	$744	3.9

Gross profit per vehicle retailed:
New	$1,739	$1,920	$(181)	(9.4)
Used	$1,339	$1,245	$94	7.6
Finance and insurance	$1,779	$1,645	$134	8.1
Total variable operations(1)	$3,337	$3,267	$70	2.1

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended March 31,
	2018 (%)	2017 (%)
Revenue mix percentages:
New vehicle	53.5	54.4
Used vehicle	25.0	24.0
Parts and service	16.3	16.5
Finance and insurance, net	4.6	4.3
Other	0.6	0.8
	100.0	100.0
Gross profit mix percentages:
New vehicle	15.4	17.7
Used vehicle	9.9	9.3
Parts and service	45.8	45.2
Finance and insurance	28.8	27.1
Other	0.1	0.7
	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	4.6	5.2
Used vehicle - retail	6.7	6.5
Parts and service	44.9	43.9
Total	16.0	16.0